EXHIBIT 4.1

                                                      Warrant  Certificate No.

NEITHER  THE  SECURITIES  REPRESENTED  BY THIS  CERTIFICATE  NOR THE  SECURITIES
ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

Dated: [________,] 2006                            Void After: [________,] 2011


                        ALTERNATIVE ENERGY SOURCES, INC.

                        WARRANT TO PURCHASE COMMON STOCK

      Alternative Energy Sources, Inc., a Delaware corporation (the "Company"), for value received on [________], 2006 (the "Effective Date"), hereby issues to [___________] (the "Holder") this Warrant (the "Warrant") to purchase [100% of the number of shares purchased by the Investor pursuant to the Subscription Agreement] shares (each such share as from time to time adjusted as hereinafter provided being a "Warrant Share" and all such shares being the "Warrant Shares") of the Company's Common Stock (as defined below), at the Exercise Price (as defined below), as adjusted from time to time as provided herein, on or before [________,] 2011 (the "Expiration Date"), all subject to the following terms and conditions. Unless otherwise defined in this Warrant, terms appearing in initial capitalized form shall have the meaning ascribed to them in that certain Subscription Agreement of even date herewith among the Company and the purchasers signatory thereto pursuant to which this Warrant was issued (the "Subscription Agreement").

      As used in this Warrant, (i) "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close;
(ii) "Common Stock" means the common stock of the Company, $0.0001 par value per share, including any securities issued or issuable with respect thereto or into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event; (iii) "Exercise Price" means $2.00 per share of Common Stock, subject to adjustment as provided herein;
(iv) "Trading Day" means any day on which the Common Stock is traded on the primary national or regional stock exchange on which the Common Stock is listed, or, if not listed, on the Nasdaq National Market if quoted thereon, or if not so listed or quoted, the NASD OTC Bulletin Board if quoted thereon is open for the transaction of business; and (v) "Affiliate" means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed in Rule 144 promulgated under the Securities Act of 1933, as amended.

1. DURATION AND EXERCISE OF WARRANTS

      (a) Exercise Period. The Holder may exercise this Warrant in whole or in part on any Business Day on or before 5:00 P.M., Eastern Daylight Time, on the Expiration Date, at which time this Warrant shall become void and of no value. The Holder shall also exercise the Warrant earlier on the Mandatory Exercise Date in accordance with Section 1(b) if applicable, at which time this Warrant shall entitle the Holder only to the Warrant Shares applicable upon such exercise.

      (b) Right of Mandatory Exercise by Company.

                  (i) If at any time from and after the SEC Effective Date (as defined in the Registration Rights Agreement), (i) the closing sales price of the Common Stock for each Trading Day of any 20 consecutive Trading Day period preceding the applicable Mandatory Exercise Eligibility Date equals or exceeds $6.00 per share (subject to equitable adjustment for stock splits, stock dividends, combinations, and capital reorganizations, as applicable), (ii) the Registration Statement has been effective for a period of 45 Trading Days and remains effective or the Holder would be entitled to sell the Warrant Shares upon the exercise of the Warrant pursuant to the Rule 144(k) promulgated under Securities Act of 1933, as amended (i.e., including without any volume limitations), (iii) the Common Stock is listed on the New York Stock Exchange or the Amercan Stock Exchange, or quoted on the Nasdaq National Market, and (iv) the average daily trading volume of the Common Stock over such 20 consecutive Trading Day period equals or exceeds 4,000,000 shares (the "Mandatory Exercise Eligibility Date"), the Company shall have the right to require the Holder to exercise this Warrant in whole or in part, subject to Sections 1(b)(ii) and
(iii) below, as designated in the Mandatory Exercise Notice (as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with the terms of this Warrant at the Exercise Price as of the Mandatory Exercise Date (a "Mandatory Exercise"). The Company may exercise its right to require exercise under this Section 1(b) by delivering within not more than five (5) Trading Days after the end of the Mandatory Exercise Eligibility Date a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Warrants and the Transfer Agent (the "Mandatory Exercise Notice" and the date all of the holders received such notice by facsimile is referred to as the "Mandatory Exercise Notice Date"). The Mandatory Exercise Notice shall be irrevocable. The Mandatory Exercise Notice shall state
(i) the Trading Day selected for the Mandatory  Exercise in accordance with this
Section 1(b)(i), which Trading Day shall be at least twenty (20) Business Days but not more than sixty (60) Business Days following the end of the Mandatory Exercise Notice Date (the "Mandatory Exercise Date"), (ii) the aggregate number of Warrant Shares subject to Mandatory Exercise from the Holder and all of the holders of the Warrants pursuant to this Section 1(b) and (iii) the number of Warrant Shares to be issued to such Holder on the Mandatory Exercise Date.

                  (ii) If the Company elects to cause exercise of any amount of this Warrant pursuant to Section 1(b)(i), then it must simultaneously take the same action in the same proportion with respect to all Warrants that contain a similar provision. All amounts exercised by the Holder after the Mandatory Exercise Notice Date shall reduce the amount of this Warrant required to be converted on the Mandatory Exercise Date. If the Company has elected a Mandatory Exercise, the mechanics of exercise set forth in Section 1(c) shall apply, to the extent applicable, as if the Company and the Transfer Agent had received from the Holder on the Mandatory Exercise Date an Exercise Notice with respect to the amount of this Warrant being converted pursuant to the Mandatory Exercise.

                  (iii) Notwithstanding anything to the contrary contained in this Section 1(b), the aggregate number of Warrants that the Company shall have the right to call at any given time under Section 1(b) shall be limited to a number of Warrants such that number of Warrant Shares issuable upon exercise of the Warrants so called does not exceed the total aggregate volume of the Company's Common Stock traded over the 20 consecutive Trading Days prior to the Mandatory Exercise Eligibility Date. The Company shall not have the right to deliver more than one Mandatory Exercise Notice in any ninety (90) day period.

      (c) Exercise Procedures.

                  (i) While this Warrant remains outstanding and exercisable in accordance with Section 1(a), in addition to the manner set forth in Section 1(c)(ii) below, the Holder may exercise this Warrant in whole or in part at any time and from time to time by:

                       (A) surrender of this Warrant, with a duly executed copy of the Notice of Exercise attached as Exhibit A, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder; and

                       (B) payment of the then applicable Exercise Price per share multiplied by the number of Warrant Shares being purchased upon exercise of the Warrant (such amount, the "Aggregate Exercise Price") made in the form of cash, or by certified check, bank draft or money order payable in lawful money of the United States of America or in the form of a Cashless Exercise to the extent permitted in Section 1(c)(ii) below.

                  (ii) At any time when a registration statement required by the Registration Rights Agreement covering the resale of the Warrant Shares by the Holder is not available after the first anniversary of the Effective Date, the Holder may, in its sole discretion, exercise all or any part of the Warrant in a "cashless" or "net-issue" exercise (a "Cashless Exercise") by delivering to the Company (1) the Notice of Exercise and (2) the Warrant, pursuant to which the Holder shall surrender the right to receive upon exercise of this Warrant a number of Warrant Shares having a value (as determined below) equal to the Aggregate Exercise Price, in which case, the number of Warrant Shares to be issued to the Holder upon such exercise shall be calculated using the following formula:

                       X       =       Y * (A - B)
                                       -----------
                                              A

        with:   X =    the number of Warrant Shares to be issued to the Holder

                Y = the number of Warrant Shares with respect to which the Warrant is being exercised

                A = the fair value per share of Common Stock on the date of exercise of this Warrant

                B =    the then-current Exercise Price of the Warrant


      Solely for the purposes of this paragraph, "fair value" shall be determined either (A) reasonably and in good faith by the Board of Directors of the Company as of the date which the Notice of Exercise is deemed to have been sent to the Company, or (B) as the average of the closing sales prices, as quoted on the primary national or regional stock exchange on which the Common Stock is listed, or, if not listed, on the Nasdaq National Market if quoted thereon, or, if not listed or quoted, the NASD OTC Bulletin Board if quoted thereon, on the twenty (20) trading days immediately preceding the date on which the Notice of Exercise is deemed to have been sent to the Company, whichever of
(A) or (B) is greater.

                  (iii) Upon the exercise of this Warrant in compliance with the provisions of this Section 1(c) or pursuant to a Mandatory Exercise Notice in accordance with Section 1(b), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares purchased by the Holder. Each exercise of this Warrant shall be effected immediately prior to the close of business on the date (the "Date of Exercise") which (x) the conditions set forth in Section 1(b) have been satisfied in connection with a Mandatory Exercise Notice or (y) the conditions set forth in Section 1(c) have been satisfied, as the case may be. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise in accordance with Section 1(c)(ii)) (the "Exercise Delivery Documents"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in Section 1(c)(i)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(c)(ii), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the actual number of Warrant Shares being acquired upon such an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 1(c)) of like tenor representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

                  (iv) If the Company shall fail for any reason or for no reason to issue to the Holder, within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, and if on or after such Business Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price on the date of exercise.

      (c) Partial Exercise. This Warrant shall be exercisable, either as an entirety or, from time to time, for part only of the number of Warrant Shares referenced by this Warrant. If this Warrant is exercised in part, the Company shall issue, at its expense, a new Warrant, in substantially the form of this Warrant, referencing such reduced number of Warrant Shares which remain subject to this Warrant.

      (d) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

2. ISSUANCE OF WARRANT SHARES

      (a) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of any Holder and except as arising from applicable Federal and state securities laws.

      (b) The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

      (c)  The  Company   will  not,  by  amendment   of  its   certificate   of
incorporation, by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all the action as may be necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant, or against impairment of such rights.

3. ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES

      (a) The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3(a).

                       (i) Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the Warrant Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive even or events described in this Section 3(a)(i).

                       (ii) Dividends in Stock, Property,
Reclassification. If at any time, or from time to time, the Holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore:

                               (A) any shares of stock or other
securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

                               (B) additional stock or other securities
or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3(a)(i) above), then and in each such case, the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant shall be adjusted proportionately, and the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (ii) above) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive even or events described in this Section 3(a)(ii).


                       (iii)   Reorganization,        Reclassification,
Consolidation,  Merger or Sale.  If any  recapitalization,  reclassification  or reorganization  of the capital  stock of the Company,  or any  consolidation  or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holders executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

      (b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall promptly furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; and (ii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

      (c) Certain Events. If any event occurs as to which the other provisions of this Section 3 are not strictly applicable but the lack of any adjustment would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, or if strictly applicable would not fairly protect the purchase rights of the Holder under this Warrant in accordance with the basic intent and principles of such provisions, then the Company shall make the adjustments which the board of directors described therein.


      (d) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time prior to the eighteenth month anniversary of the Effective Date issue Additional Shares of Common Stock, as defined below, without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Exercise Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Section 3(d), all shares of Common Stock issuable upon conversion or exchange of convertible securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding convertible securities shall be determined without giving effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such convertible securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation. For purposes of this Warrant, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Effective Date (including without limitation any shares of Common Stock issuable upon conversion or exchange of any convertible securities or upon exercise of any option or warrant, on an as-converted basis), other than: (i) shares of Common Stock issued or issuable upon conversion or exchange of any convertible securities or exercise of any options outstanding on the Effective Date; (ii) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 3(a)(i) through 3(a)(iii) above; or (iii) shares of Common Stock (or options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company. The provisions of this Section 3(d) shall not operate to increase the Exercise Price.

4. TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

      (a) Registration of Transfers and Exchanges. Subject to Section 4(c), upon the Holder's surrender of this Warrant, with a duly executed copy of the Assignment Notice attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

      (b) Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

      (c) Restrictions on Transfers. This Warrant may not be transferred at any time without (i) registration under the Act or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Act, which opinion will be in form and from counsel reasonably satisfactory to the Company.

      (d) Permitted Transfers and Assignments. Notwithstanding any provision to the contrary in this Section 4, the Holder may transfer, with or without consideration, this Warrant or any of the Warrant Shares (or a portion thereof) to the Holder's Affiliates without obtaining the opinion from counsel that may be required by Section 4(c)(ii), provided that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by Company's counsel to enable Company's counsel to render an opinion to the Company's Transfer Agent that such transfer does not violate applicable securities laws.

5. MUTILATED OR MISSING WARRANT CERTIFICATE

      If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares, provided however, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant.

6. PAYMENT OF TAXES

      The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares (and replacement Warrants) including, without limitation, all documentary and stamp taxes; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any person or entity other than to the Holder or its transferee.

7. FRACTIONAL WARRANT SHARES

      No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share.

8. NO STOCK RIGHTS AND LEGEND

      No holder of this Warrant Certificate, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant Certificate, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise (except as provide herein).

      Each certificate for Warrant Shares initially issued upon the exercise of this Warrant Certificate, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."

9. REGISTRATION UNDER THE SECURITIES ACT OF 1933

      The Company agrees to register the Warrant Shares for resale under the Act on the terms and subject to the conditions set forth in the Registration Rights Agreement between the Company and each of the Investors party to the Subscription Agreement, pursuant to which this Warrant was issued.

10. NOTICES

      All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, if to the registered Holder hereof; or (d) seven days after the placement of the notice into the mails (first class postage prepaid), to the Holder at the address, facsimile number, or e-mail address furnished by the registered Holder to the Company in accordance with the Subscription Agreement, or if to the Company, to it at 310 West 20th Street, 2nd Floor, Kansas, City, Missouri, 64108-2005, Attention: Mark Beemer (or to such other address, facsimile number, or e-mail address as the Holder or the Company as a party may designate by notice the other party) with a copy to McGuireWoods LLP, 1345 Avenue of the Americas, 7th Floor, New York, New York 10105, Attention Louis W. Zehil.

11. SEVERABILITY

      If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12. BINDING EFFECT

      This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of this Warrant and the Warrant Shares.

13. SURVIVAL OF RIGHTS AND DUTIES

      This Warrant Certificate shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Eastern Daylight Time, on the Expiration Date or the date on which this Warrant has been exercised.

14. GOVERNING LAW

      This Warrant will be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

15. DISPUTE RESOLUTION

      In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

16. NOTICES OF RECORD DATE

      Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company's voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) Business Days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders or record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolation, merger, dissolution, liquidation or winding up.

17. RESERVATION OF SHARES

      The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock for issuance upon the exercise of this Warrant, free from preemptive rights, such number of shares of Common Stock for which this Warrant shall from time to time be exercisable.

18. NO THIRD PARTY RIGHTS

      This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third-party beneficiary hereunder.


                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date hereof.


                                             Alternative Energy Sources, Inc.


                                             By:
                                                -----------------------------
                                             Name: Louis W. Zehil
                                             Title: Secretary

                                    EXHIBIT A

                                  EXERCISE FORM

           (To be executed by the Holder of Warrant if such Holder
                         desires to exercise Warrant)

      To Alternative Energy Sources, Inc.:

      The undersigned hereby irrevocably elects to exercise this Warrant and to purchase thereunder, ___________________ full shares of Alternative Energy Sources, Inc. common stock issuable upon exercise of the Warrant and delivery of:

      (1) $_________ (in cash as provided for in the foregoing Warrant) and any applicable taxes payable by the undersigned pursuant to such Warrant; and

      (2) __________ shares of Common Stock (pursuant to a Cashless Exercise in accordance with Section 1(c)(ii) of the Warrant) (check here if the undersigned desires to deliver an unspecified number of shares to be equal the number sufficient to effect a Cashless Exercise [___]).

      The undersigned requests that certificates for such shares be issued in the name of:

                  -----------------------------------------
     (Please print name, address and social security or federal employer identification number (if applicable))

                  -----------------------------------------

                  -----------------------------------------

      If the shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant, the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

                  -----------------------------------------
     (Please print name, address and social security or federal employer identification number (if applicable))

                  -----------------------------------------

                  -----------------------------------------


                               Name of Holder (print):
                                                      ------------------------
                               (Signature):
                                           -----------------------------------
                               (By:)
                                    ------------------------------------------
                               (Title:)
                                      ----------------------------------------
                               Dated:
                                     -----------------------------------------

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

      FOR  VALUE  RECEIVED,  ___________________________________  hereby  sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares of Alternative Energy Sources, Inc. issuable upon exercise of the Warrant:



     Name of Assignee                Address               Number of Shares




      If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.


                               Name of Holder (print):
                                                      ------------------------
                               (Signature):
                                           -----------------------------------
                               (By:)
                                    ------------------------------------------
                               (Title:)
                                      ----------------------------------------
                               Dated:
                                     -----------------------------------------